          As filed with the Securities and Exchange Commission on June 11, 1996
                                                   Registration No. 333-________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ----------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                              ------------------

                           MEDPARTNERS/MULLIKIN, INC.
             (Exact Name of Registrant as Specified in its Charter)


      DELAWARE                                                63-1151076
(State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                       Identification Number)


                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA  35244
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                               MEDPARTNERS, INC.
                                AND SUBSIDIARIES
                        EMPLOYEE RETIREMENT SAVINGS PLAN
                           (Full Title of the Plans)

                                 LARRY R. HOUSE
                        CHAIRMAN OF THE BOARD, PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                           MEDPARTNERS/MULLIKIN, INC.
                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA  35244
                    (Name and Address of Agent for Service)
                                 (205) 733-8996
         (Telephone Number, including Area Code, of Agent for Service)

      The Commission is requested to send copies of all notices and other communications to:

                         F. HAMPTON MCFADDEN, JR., ESQ.
                       HASKELL SLAUGHTER & YOUNG, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                            1901 SIXTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA  35203
                              TEL: (205) 251-1000
                              FAX: (205) 324-1133

                              ----------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                       Proposed Maximum        Proposed Maximum
          Title of Securities        Amount to be      Offering Price         Aggregate Offering       Amount of
           to be Registered           Registered         Per Share(1)               Price             Registration
                                                                                                          Fee
- ------------------------------------------------------------------------------------------------------------------

      Common Stock, par value           50,000             $23.625                $1,181,250            $407.33
      $.001 per share (including      shares (2)
      the
      Common Stock Purchase
      Rights)
==================================================================================================================

(1) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The Computation is based upon the last sale price of the Common Stock on The New York Stock Exchange, Inc. on June 5, 1996.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         MedPartners/Mullikin, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference into this registration statement on Form S-8 (the "Registration Statement") the following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) The Company's Quarterly Report on Form 10-Q filed for the quarter ended March 31, 1996.

         (c) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-B under the Exchange Act and declared effective on November 29, 1995, including any amendment or reports filed for the purpose of updating such description.

         (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since November 29, 1995.

         (e) All documents subsequently filed by the Company or MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.


ITEM 4.   DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS & COUNSEL

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the DGCL grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. MedPartners/Mullikin's Restated Certificate of Incorporation contains a provision eliminating or limiting director liability to MedPartners/ Mullikin and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty to MedPartners/Mullikin or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of MedPartners/Mullikin protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of MedPartners/Mullikin or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited.
However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

         Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. MedPartners/Mullikin's Amended and Restated By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of MedPartners/Mullikin who, by reason of the fact that he or she is a director, officer, employee, or agent of MedPartners/Mullikin, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

         MedPartners/Mullikin has entered into agreements with all of its directors and its executive officers pursuant to which MedPartners/Mullikin has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services of a director to the fullest extent allowable under applicable law.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.   EXHIBITS

Exhibit Number    Description of Exhibit
- --------------    ----------------------
     (4)-1        MedPartners/Mullikin, Inc. Second Amended and Restated Certificate of
                  Incorporation.

     (4)-2 MedPartners/Mullikin, Inc. Amended and Restated By-laws, filed as Exhibit (3)-2 to the Company's Registration Statement on
                  Form S-4 (Registration No. 333-00774) is hereby incorporated herein by reference.

     (4)-3        MedPartners, Inc. and Subsidiaries Employee Retirement Savings
                  Plan.

     (4)-4        MedPartners, Inc. and Subsidiaries Employee Retirement Savings
                  Plan, First Amendment.


    (23)-1        Consent of Ernst & Young LLP, Independent Auditors

     24 Powers of Attorney (set forth on the signature page of this Registration Statement).


ITEM 9.   UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
             (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                 (iii)    To include any material information with respect to

             the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3, S-8, or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in period reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 10, 1996.


                           MEDPARTNERS/MULLIKIN, INC.


                           By  /s/ LARRY R. HOUSE
                             -----------------------------------------------
                                                   Larry R. House
                                        Chairman of the Board, President and
                                               Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry R. House and Harold O. Knight, Jr., and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                     Title                               Date
                 ---------                                     -----                               ----

                                                   Chairman of the Board, President
            /s/ Larry R. House                       and Chief Executive officer
- -------------------------------------------
              Larry R. House                        (Principal Executive Officer)             June 10, 1996

                                                     Executive Vice President and
         /s/ Harold O. Knight, Jr.                     Chief Financial Officer
- -------------------------------------------
           Harold O. Knight, Jr.                       (Principal Financial and
                                                         Accounting Officer)                  June 10, 1996

          /s/ Richard M. Scrushy                               Director                       June 10, 1996
- -------------------------------------------
            Richard M. Scrushy


        /s/ Larry D. Striplin, Jr.                             Director                       June 10, 1996
- -------------------------------------------
          Larry D. Striplin, Jr.

        /s/ Charles W. Newhall III                             Director                       June 10, 1996
- -------------------------------------------
          Charles W. Newhall III


            /s/ Scott F. Meadow                                Director                       June 10, 1996
- -------------------------------------------
              Scott F. Meadow


        /s/ Ted H. McCourtney, Jr.                             Director                       June 10, 1996
- -------------------------------------------
          Ted H. McCourtney, Jr.


       /s/ Walter T. Mullikin, M.D.                            Director                       June 10, 1996
- -------------------------------------------
         Walter T. Mullikin, M.D.


        /s/ John S. McDonald, J.D.                             Director                       June 10, 1996
- -------------------------------------------
          John S. McDonald, J.D.


           /s/ Richard J. Kramer                               Director                       June 10, 1996
- -------------------------------------------
             Richard J. Kramer


        /s/ Rosalio J. Lopez, M.D.                             Director                       June 10, 1996
- -------------------------------------------
          Rosalio J. Lopez, M.D.


         Pursuant to the requirements of the Securities Act of 1933, the plan set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on June 10, 1996.


                             MEDPARTNERS, INC. AND SUBSIDIARIES
                             EMPLOYEE RETIREMENT SAVINGS PLAN


                             By  /s/ Peter J. Oster
                               ------------------------------------------------
                                     Peter J. Oster, Associate Vice President
                                     A. G. Edwards Trust Company, Trustee

                                 EXHIBIT INDEX

    Exhibit                                                                                      Sequential
    Number                                      Description of Exhibit                           Page Number
  ----------                                  ----------------------                             -----------
     (4)-1             MedPartners/Mullikin, Inc. Second Amended and Restated Certificate of
                       Incorporation.

     (4)-2             MedPartners/Mullikin, Inc. Amended and Restated By-laws, filed as Exhibit
                       (3)-2 to the Company's Registration Statement on Form S-4 (Registration No.
                       333-00774) is hereby incorporated herein by reference.

     (4)-3             MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan.

     (4)-4             MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan, First
                       Amendment.

     5(b)              Neither an opinion concerning the Plan's compliance with the requirements of ERISA nor an Internal Revenue Service determination letter is required because the Company undertakes that it will submit the Plan (and any amendments thereto) to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

    (23)-1             Consent of Ernst & Young LLP, Independent Auditors

      24               Powers of Attorney (set forth on the signature page of this Registration
                       Statement).
